UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 29, 2015

(Date of earliest event reported)

Corvus Gold Inc.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	333-197099 (Commission File Number)	98-0668473 (IRS Employer Identification No.)

Suite 2300, 1177 W. Hastings St. Vancouver, British Columbia Canada (Address of principal executive offices)	N/A (Zip Code)

Registrant’s telephone number, including area code:   (604) 638-3246

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On July 29, 2015, Corvus Gold Inc. (the “Company”) issued a press release reporting that it’s wholly owned Alaskan subsidiary, Raven Gold Alaska Inc. completed the sale of the Company’s West Pogo and Goodpaster database projects in Alaska, for cash and the Company retained a net smelter return (“NSR”). The Company further granted an exclusive right to enter into an option agreement for the purchase of its LMS project also in the Goodpaster Mining District of Alaska until September 1, 2015. All projects are considered non-core assets of the Company and funds received will be used to fund ongoing exploration on the North Bullfrog Project in Nevada. A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits.

Exhibit	Description
99.1*	Press Release, dated July 29, 2015

* The foregoing exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORVUS GOLD INC.

DATE: July 31, 2015	By:	/s/ Jeffrey A. Pontius
Jeffrey A. Pontius Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1*	Press Release, dated July 29, 2015

* The foregoing exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.